UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 3, 2002

TASER INTERNATIONAL, INC.
(Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation)	001-16391 (Commission File Number)	86-074122 (IRS Employer Identification No.)

7860 E. McClain Dr., Suite 2 Scottsdale, Arizona (Address of principal executive offices)	85260 (Zip Code)
Registrant’s telephone number, including area code (480) 991-0791

N/A
(Former name or former address, if changed since last report)

Form 8-K
Item 4. Changes in Registrant’s Certifying Accountant.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-16

Item 4. Changes in Registrant’s Certifying Accountant.

(a) On June 3, 2002, TASER International, Inc. (“TASER”) determined to change its independent public accountant from Arthur Andersen LLP (“Arthur Andersen”) to Deloitte & Touche LLP (“Deloitte”). This determination followed TASER’s decision to seek proposals from independent public accountants to audit its financial statements, and was approved by TASER’s Board of Directors upon the recommendation of its Audit Committee. This change in accountants will become effective upon completion of the customary client acceptance procedure of Deloitte & Touche LLP. Deloitte is expected to audit the financial statements of TASER for the fiscal year ending December 31, 2002.

Arthur Andersen’s reports on TASER’s financial statements for each of TASER’s last two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the audits for TASER’s last two fiscal years and through the subsequent interim periods to the date of this report, there have been no disagreements between TASER and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen’s satisfaction, would have caused Arthur Andersen to make reference to the subject matter of the disagreement in connection with its reports.

None of the reportable events described under Item 304(a)(1)(iv)(B)-(E) of Regulation S-B have occurred within the last two fiscal years of TASER and through the subsequent interim periods to the date of this report.

TASER provided Arthur Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, addressed to the Securities and Exchange Commission and dated June 4, 2002, evidencing its agreement with the statements made in this Item 4.

(b) Effective June 7, 2002, TASER engaged Deloitte as its independent public accountant. During the last two fiscal years and through the subsequent interim periods to the date of this report, TASER did not consult with Deloitte regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on TASER’s financial statements, or any other matter or reportable event set forth in Item 304(a)(2)(i) and (ii) of Regulation S-B.

Item 7. Financial Statements and Exhibits.

         (c)  Exhibits.

         Exhibit Number

                  16.     Letter of Arthur Andersen, dated June 4, 2002, regarding change in independent public accountants.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASER INTERNATIONAL, INC.

(Registrant)

Date	June 4, 2002	By	/s/ Patrick W. Smith

Patrick W. Smith

Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

16.	Letter of Arthur Andersen, dated June 4, 2002, regarding change in independent public accountants.